As filed with the Securities and Exchange Commission on September 30, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1056105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

221 East Fourth Street

Cincinnati, Ohio 45202

(513) 397-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Wilson

Vice President, General Counsel and Secretary

Cincinnati Bell Inc.

221 East Fourth Street

Cincinnati, Ohio 45202

(513) 397-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William V. Fogg, Esq.

Eric L. Schiele, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (1)
Guarantees of Debt Securities (2)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees.
(2)	Subsidiaries of Cincinnati Bell Inc. may guarantee debt securities of Cincinnati Bell Inc. registered hereunder. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered. A table of registrant guarantors is set forth below.

REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Cincinnati Bell Entertainment Inc.	Ohio	31-1641843
Cincinnati Bell Complete Protection Inc.	Ohio	20-0110466
Cincinnati Bell Telecommunication Services LLC	Ohio	31-1456448
BRCOM Inc.	Delaware	74-2644120
Cincinnati Bell Technology Solutions Inc.	Delaware	74-2724593
Cincinnati Bell Wireless Company	Ohio	31-1570713
Cincinnati Bell Wireless LLC	Ohio	31-1595102
Cincinnati Bell Shared Services LLC	Ohio	26-4267301
GramTel Inc.	Virginia	74-2935305
CBTS Software LLC	Delaware	26-4192886
Cincinnati Bell Any Distance Inc.	Delaware	72-1122018
IXC Internet Services, Inc.	Delaware	74-2865665
eVolve Business Solutions LLC	Ohio	77-0466878

PROSPECTUS

CINCINNATI BELL INC.

Debt Securities

The debt securities covered by this prospectus may be sold from time to time by Cincinnati Bell Inc. and may be guaranteed by certain subsidiaries of Cincinnati Bell Inc. named in a prospectus supplement.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 9. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell such securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless the context otherwise requires, the terms “Cincinnati Bell,” “we,” “our,” “our company,” “the Company” and “us” refer to Cincinnati Bell Inc., an Ohio corporation, whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “CBB,” and its subsidiaries.

References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free-writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information. The distribution of this prospectus and any prospectus supplement and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus and any prospectus supplement are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

1

THE COMPANY

We are a full-service regional provider of data and voice communications services and equipment over wireline and wireless networks. We provide telecommunications service primarily on our owned local wireline and wireless networks with a well-regarded brand name and reputation for service. In addition, we provide business customers with efficient, scalable office communications systems and complex information technology solutions, including data center and managed services, telecommunications equipment, and information technology hardware.

We are an Ohio corporation. Our principal executive offices are located at 221 East Fourth Street, Cincinnati, Ohio 45202, and our telephone number is (513) 397-9900. We maintain an internet website at www.cincinnatibell.com. The information contained in or connected to our website is not a part of this prospectus.

2

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Cincinnati Bell described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein (excluding those portions of such reports that are deemed furnished and not filed). Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus include certain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs, expectations and future plans and strategies, are forward-looking statements. These include, without limitation, any statements regarding:

•	future revenue, operating income, profit percentages, income tax refunds, realization of deferred tax assets, earnings per share or other results of operations;

•	the continuation of historical trends;

•	the sufficiency of cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs;

•	the effect of legal and regulatory developments; and

•	the economy in general or the future of the communications services and information technology industries.

Actual results may differ materially from those expressed or implied in forward-looking statements. The following important factors, among others, could cause or contribute to actual results being materially different from those described or implied by such forward-looking statements:

•	changing market conditions and growth rates within the telecommunications or information technology industries or generally within the overall economy;

•	changes in competition in markets in which we operate;

•	pressures on the pricing of our products and services;

•	advances in telecommunications technology;

•	the ability to generate sufficient cash flow to fund our business plan, repay debt and interest obligations, and maintain our networks;

•	the ability to refinance our indebtedness when required on commercially reasonable terms;

•	changes in the telecommunications regulatory environment;

•	changes in the demand for our services and products;

•	the demand for particular products and services within the overall mix of products sold, as our products and services have varying profit margins;

•	our ability to introduce new service and product offerings on a timely and cost effective basis;

•	work stoppages caused by labor disputes;

•	restrictions imposed under various credit facilities and debt instruments;

•	our ability to attract and retain highly qualified employees;

•	our ability to access capital markets and the successful execution of restructuring initiatives;

•	changes in the funded status of our retiree pension and healthcare plans;

•	disruption in operations caused by a health pandemic, such as the H1N1 influenza virus;

•	changes in our relationships with our current large customers, a small number of whom account for a significant portion of our revenues; and

•	disruption in our back-office information technology systems, including our customer billing system.

4

Additional important factors that could cause actual results and outcomes to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the section titled “Risk Factors” beginning on page 3 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will” or any similar expression may fall within the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the other documents incorporated by reference herein. Readers also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties. Readers should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our projections. We undertake no obligation to update any forward-looking statements as a result of future events or developments.

5

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, possible future repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement.

6

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratios of earnings to fixed charges for Cincinnati Bell on a historical basis:

	Six Months Ended June 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
		(dollars in millions)
Ratio of Earnings to Fixed Charges	2.3	2.2	1.8	1.9	—	1.5
Coverage Deficiency	n/a	n/a	n/a	n/a	$21.7	n/a

We computed the ratio of earnings to fixed charges by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings used in computing the ratio of earnings to fixed charges consisted of income from continuing operations before income taxes, adjustment for noncontrolling/minority interests, income or loss from equity method investees and fixed charges except for capitalized interest. Fixed charges consist of interest expensed and capitalized and the portion of rent expense representative of interest.

7

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

A description of the debt securities and, if applicable, guarantees of such debt securities will be set forth in the applicable prospectus supplement.

8

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

9

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

10

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

11

EXPERTS

The consolidated financial statements and the related financial statement schedule of Cincinnati Bell Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, incorporated in this prospectus by reference from Cincinnati Bell Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the effectiveness of Cincinnati Bell Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in such firm’s reports, which are incorporated herein by reference (which report regarding the consolidated financial statements expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the Company’s adoption of new accounting standards in 2007 and 2006). Such financial statements and financial statement schedule have been incorporated by reference herein in reliance upon the reports of such firm given upon such firm’s authority as experts in accounting and auditing.

12

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the investor relations section of our website at http://investor.cincinnatibell.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

•	our Definitive Proxy Statement filed March 17, 2009; and

•	our Current Reports on Form 8-K filed February 3, 2009; February 5, 2009; March 25, 2009; April 29, 2009; May 5, 2009; June 11, 2009; June 26, 2009; and July 6, 2009.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 397-9900, or you may visit the investor relations section of our website at http://investor.cincinnatibell.com for copies of any such document.

This prospectus, any accompanying prospectus supplement and information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by Cincinnati Bell Inc. (the “registrant”) in connection with the sale or distribution of the securities registered under this registration statement. All of the amounts shown are estimates.

	Amount
SEC Registration Fee	$0	*
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	250,000
Rating Agency Fees	450,000
Accounting Fees and Expenses	100,000
Trustee Fees	20,000
Miscellaneous	100,000

Total	$970,000

*	Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

Item 15.	Indemnification of Directors and Officers

Registrants Incorporated or Organized in Ohio

Cincinnati Bell Inc., Cincinnati Bell Wireless Company, Cincinnati Bell Entertainment Inc. and Cincinnati Bell Complete Protection Inc. are incorporated in the State of Ohio and Cincinnati Bell Telecommunication Services LLC, Cincinnati Bell Wireless LLC, Cincinnati Bell Shared Services LLC and eVolve Business Solutions LLC are organized under the laws of the State of Ohio.

Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) contains provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters. Section 1701.13(E)(1) of the OGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, because the person is or was a director or officer, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement reasonably incurred by the director or officer in connection with the proceeding if (1) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful.

Section 1701.13(E)(2) of the OGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by or in the right of the corporation to procure a judgment in its favor, because the person is or was a director or officer against expenses, including attorney’s fees, reasonably incurred by the director or officer in connection with the proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that a corporation may not indemnify a director or officer if either (1) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper or (2) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: (a) the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of law or the corporation’s articles of incorporation; (b) a distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or (c) the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation, unless at the time the loan was made, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

Section 1701.13(E)(3) of the OGCL provides that to the extent that a director or officer has been successful on the merits or otherwise in defense of a proceeding referred to in division (E)(1) or (2) of Section 1701.13, the director or officer must be indemnified against expenses actually and reasonably incurred by him or her in connection with such a proceeding.

Section 1701.13(E)(4) of the OGCL provides that any indemnification under division (E)(1) or (2) of Section 1701.13, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that the director or officer has met the applicable standard of conduct. Section 1701.13(E)(4) further provides that the determination shall be made by: (1) a majority of a quorum of the directors who are not parties to such proceeding; (2) if there is no such quorum of directors, or if a majority vote of disinterested directors so directs, in a written opinion by independent legal counsel; (3) by the shareholders; or (4) by the court of common pleas or by the court in which the proceeding was brought.

Section 1701.13(E)(5)(a) of the OGCL provides that unless (1) the articles or regulations of a corporation specifically state otherwise or (2) the only liability asserted against a director in a proceeding is for the director voting for or assenting to any of the following: (a) the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of law or the corporation’s articles of incorporation; (b) a distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or (c) the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation, other than in the case of at the time the loan was made, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation, the corporation must pay expenses as they are incurred by the director or officer in defending the proceeding if the director or officer undertakes to (i) repay the amount so paid if it is proven by clear and convincing evidence that the director’s or officer’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the proceeding.

Section 1701.13(E)(5)(b) of the OGCL provides that a corporation may advance expenses to a director or officer before the final disposition of a proceeding if the director or officer undertakes to repay the amount so advanced if it is ultimately determined that the director or officer is not entitled to indemnification.

Section 1701.13(E)(7) of the OGCL permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 1701.13 of the OGCL.

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) contains provisions for indemnification of a limited liability company’s managers, members, officers and other personnel, and related matters. Section 1705.32(A) of the OLLCA provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, other than an action by or in the right of the company, because he is or was a manager or member of the company. Section 1705.32(A) further provides that a company may indemnify a manager or member against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that reasonably were incurred by him in connection with the proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1705.32(B) of the OLLCA provides that a limited liability company may indemnify any person who was or is a party or who is threatened to be made a party to any action or suit by or in the right of the company to procure a judgment in its favor, because he is or was a manager or officer of the company. Section 1705.32(B) further provides that the company may indemnify a manager or officer against expenses, including attorney’s fees, that were reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper.

Section 1705.32(C) of the OLLCA provides that to the extent that a manager or officer of a limited liability company has been successful on the merits or otherwise in defense of any action referred to in division (A) or (B) of Section 1705.32, he shall be indemnified against expenses, including attorney’s fees, that were reasonably incurred by him in connection with the action.

Section 1705.32(D)(1) of the OLLCA provides that unless ordered by a court and subject to division (C) of Section 1705.32, any indemnification under division (A) or (B) of Section 1705.32 shall be made by the limited liability company only as authorized in the specific case, upon a determination that indemnification of the manager or officer is proper under the circumstances because he has met the applicable standard of conduct. Section 1705.32(D)(1) further provides that the determination shall be made: (a) by a majority vote of a quorum consisting of managers who were not parties to the action; (b) whether or not such a quorum is obtainable and if a majority vote of a quorum of disinterested managers so directs, in a written opinion by independent legal counsel; (c) by the members; (d) by the court of common pleas or the court in which the action was brought.

Section 1705.32(F) of the OLLCA provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager or member of the company. Section 1705.32(F) further provides that the insurance or similar protection purchased or maintained for those persons may be for any liability asserted against them and incurred by them in their capacity as a manager or member or for any liability arising out of their status as a manager or member, whether or not the company would have the power to indemnify them against that liability under Section 1705.32.

Section 1705.32(G) of the OLLCA provides that a limited liability company may pay expenses of persons entitled to indemnification under Section 1705.32 as they are incurred, in advance of the final disposition of an action or the payment of indemnification or insurance pursuant to Section 1705.32.

The Regulations of Cincinnati Bell Inc., Cincinnati Bell Entertainment Inc., Cincinnati Bell Wireless Company and Cincinnati Bell Complete Protection Inc. provide that such entities shall indemnify their respective directors and officers to the fullest extent permitted by the OGCL.

The Limited Liability Company Operating Agreements of Cincinnati Bell Telecommunication Services LLC, Cincinnati Bell Wireless LLC, Cincinnati Bell Shared Services LLC and eVolve Business Solutions LLC provide that such entities shall indemnify their respective members or officers for any act performed by such person within the scope of authority conferred upon them by the applicable Limited Liability Company Operating Agreement, unless the act is proven by clear and convincing evidence to have been undertaken with deliberate intent to cause injury to the applicable company.

Registrants Incorporated or Organized in Delaware

Cincinnati Bell Technology Solutions Inc., BRCOM Inc., Cincinnati Bell Any Distance Inc. and IXC Internet Services, Inc. are incorporated in the State of Delaware and CBTS Software LLC is organized under the laws of the State of Delaware.

Section 102(b)(7) and Section 145 of the DGCL contain provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters. Section 102(b)(7) of the DGCL permits a corporation to eliminate the personal liability of a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derives an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 145 of the DGCL further provides that: (1) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (2) indemnification or advancement of expenses provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (3) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in a company’s limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Restated Certificate of Incorporation of Cincinnati Bell Technology Solutions Inc., the Restated Certificate of Incorporation of BRCOM Inc., the Amended Certificate of Incorporation of Cincinnati Bell Any Distance Inc. and the Certificate of Incorporation of IXC Internet Services, Inc. provide that the personal liability of their respective directors shall be eliminated to the fullest extent permitted by DGCL.

The Amended and Restated by-laws of BRCOM Inc., Cincinnati Bell Technology Solutions Inc. and IXC Internet Services, Inc. provide that such entities shall indemnify their respective directors and officers to the fullest extent permitted by the DGCL.

The Limited Liability Company Operating Agreement of CBTS Software LLC provides that such entity shall indemnify its members or officers for any act performed by such person within the scope of authority conferred upon them by the Limited Liability Company Operating Agreement, unless the act is proven by clear and convincing evidence to have been undertaken with deliberate intent to cause injury to the company.

Registrants Incorporated in Virginia

GramTel Inc. is incorporated in the State of Virginia. Section 13.1-692.1 and Article 10 of the Virginia Stock Corporation Act (the “VSCA”) contain provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters.

Section 13.1-692.1 of the VSCA provides that unless an officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of: (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation of the corporation or, if approved by the shareholders, in the by-laws of the corporation as a limitation on or elimination of the liability of the officer or director; or (2) the greater of (i) $100,000, or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

Section 13.1-697 of the VSCA provides that, except as provided below, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability and reasonable expenses incurred in the proceeding if: (1) he conducted himself in good faith; (2) he believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation; and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 13.1-697 further provides that, unless ordered by a court under subsection C of Section 13.1-700.1 of the VSCA, a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard set forth in clauses (1) and (2) above, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 13.1-698 of the VSCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 13.1-699 of the VSCA permits corporations to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VSCA; (2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification and it is ultimately determined under Section 13.1-700.1 or 13.1-701 of the VSCA that he did not meet the relevant standard of conduct; and (3) payment is authorized (a) if there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, (b) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection C of Section 13.1-688 of the VSCA, in which authorization directors who do not qualify as disinterested directors may participate or (c) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

Section 13.1-700.1 of the VSCA provides that with respect to a proceeding by or in the right of the corporation, the court may order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he may have been adjudged liable to the corporation.

Section 13.1-701 of the VSCA provides that a corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 13.1-697. Section 13.1-701 further provides that the determination may be made by (1) the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors, consisting solely of two or more directors not at the time parties to the proceeding; (3) special legal counsel; or (4) the shareholders.

Section 13.1-702 of the VSCA provides that unless limited by a corporation’s articles of incorporation, an officer of a corporation is entitled to mandatory indemnification under Section 13.1-698 of the VSCA, and is entitled to apply for court-ordered indemnification under Section 13.1-700.1 of the VSCA, in each case to the same extent as a director. Section 13.1-702 of the VSCA further provides that the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director.

Section 13.1-703 of the VSCA permits corporations to purchase and maintain insurance on behalf of directors and officers of the corporation against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify him against the same liability under Sections 13.1-697 or 13.1-698.

Section 13.1-704 of the VSCA provides that any corporation shall have the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any by-law made by the shareholders or any resolution adopted by the shareholders, except an indemnity against (1) willful misconduct, or (2) a knowing violation of criminal law.

The by-laws and Articles of Incorporation of GramTel Inc. contain provisions for indemnification of GramTel Inc.’s directors and officers, and related matters. The by-laws of GramTel Inc. provide that it shall indemnify its directors and officers to the fullest extent permitted by the VSCA.

Article 6, Section 2 of GramTel Inc.’s Articles of Incorporation provides that in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation, no director or officer shall be liable for monetary damages with respect to any transaction, occurrence or course of conduct except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Article 6, Section 3 of GramTel Inc.’s Articles of Incorporation provides that the corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the corporation or brought by or on behalf of shareholders of the corporation, because the person is or was a director or officer of the corporation, against any liability incurred by that person in connection with the proceeding unless that person engaged in willful misconduct or a knowing violation of the criminal law.

Article 6, Section 6 of GramTel Inc.’s Articles of Incorporation provides that any indemnification under Section 3 of Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination by (1) the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) special legal counsel; or (4) if a quorum of the Board of Directors cannot be obtained under clause (1) and a committee cannot be designated under clause (2), selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or (5) the shareholders, that indemnification is proper in the circumstances because the officer or director has met the standard of conduct set forth in Section 3.

Article 6, Section 7 of GramTel Inc.’s Articles of Incorporation permits the corporation to pay the reasonable expenses incurred by a director or officer in advance of final disposition of the proceeding pursuant to the procedures set forth in Section 13.1-699 of the VSCA.

Article 6, Section 9 of GramTel Inc.’s Articles of Incorporation permits the corporation to purchase and maintain insurance to indemnify it against any portion of the liability assumed by it in accordance with Article 6 and permits it to procure insurance on behalf of any person who is or was a director or officer of the corporation, against any liability asserted against or incurred in any such capacity or arising from the person’s status as a director or officer, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of Article 6.

We provide liability insurance for our directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act of 1933, which may be made against such persons while acting in their capacities as directors and officers of Cincinnati Bell Inc. or its subsidiaries.

The foregoing statements are subject to the detailed provisions of the OGCL, the DGCL, the OLLCA, the DLLCA and the VSCA and to the applicable provisions of each of the Registrant’s Articles or Certificate of Incorporation, Operating Agreements, Regulations and By-laws, as applicable.

Item 16.	Exhibits

See Exhibit Index.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ PHILLIP R. COX Phillip R. Cox	Director	September 30, 2009

/s/ BRUCE L. BYRNES Bruce L. Byrnes	Director	September 30, 2009

/s/ JAKKI L. HAUSSLER Jakki L. Haussler	Director	September 30, 2009

/s/ MARK LAZARUS Mark Lazarus	Director	September 30, 2009

/s/ CRAIG F. MAIER Craig F. Maier	Director	September 30, 2009

/s/ ALEX SHUMATE Alex Shumate	Director	September 30, 2009

/s/ LYNN A. WENTWORTH Lynn A. Wentworth	Director	September 30, 2009

/s/ JOHN M. ZRNO John M. Zrno	Director	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL ENTERTAINMENT INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Entertainment Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL COMPLETE PROTECTION INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Complete Protection Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL TELECOMMUNICATION SERVICES LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Telecommunication Services LLC whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

BRCOM INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of BRCOM Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ BRIAN A. ROSS Brian A. Ross	Director	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Technology Solutions Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ BRIAN A. ROSS Brian A. Ross	Director	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL WIRELESS COMPANY

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Wireless Company whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL WIRELESS LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Wireless LLC whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL SHARED SERVICES LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Shared Services LLC whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

GRAMTEL INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of GramTel Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ BRIAN A. ROSS Brian A. Ross	Director	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CBTS SOFTWARE LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of CBTS Software LLC whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ BRIAN A. ROSS Brian A. Ross	Director	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

CINCINNATI BELL ANY DISTANCE INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Any Distance Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ BRIAN A. ROSS Brian A. Ross	Director	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

IXC INTERNET SERVICES, INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of IXC Internet Services, Inc. whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ BRIAN A. ROSS Brian A. Ross	Director	September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on September 30, 2009.

EVOLVE BUSINESS SOLUTIONS LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of eVolve Business Solutions LLC whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ JOHN F. CASSIDY John F. Cassidy	President and Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ GARY J. WOJTASZEK Gary J. Wojtaszek	Chief Financial Officer (Principal Financial Officer)	September 30, 2009

/s/ KURT A. FREYBERGER Kurt A. Freyberger	Vice President and Controller (Principal Accounting Officer)	September 30, 2009

/s/ BRIAN A. ROSS Brian A. Ross	Director	September 30, 2009

EXHIBIT INDEX

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated by reference herein.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1	Indenture dated July 1, 1993, between Cincinnati Bell Inc., as Issuer, and The Bank of New York, as Trustee, relating to Cincinnati Bell Inc. 7 1/4% Notes Due June 15, 2023 (Exhibit 4-A to Current Report on Form 8-K, date of report July 12, 1993, File No. 1-8519)

4.2	Indenture dated as of October 27, 1993, among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee (Exhibit 4-A to Current Report on Form 8-K, filed October 27, 1993, File No. 1-8519)

4.3	First Supplemental Indenture dated as of January 10, 2005 to the Indenture dated as of October 27, 1993 by and among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc. as Guarantor, and The Bank of New York, as Trustee (Exhibit 4(c)(ii)(2) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.4	Second Supplemental Indenture dated as of January 10, 2005 to the Indenture dated as of October 27, 1993 by and among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc. as Guarantor, and The Bank of New York, as Trustee (Exhibit 4(c)(ii)(3) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.5	Indenture dated as of November 30, 1998 among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee, relating to Cincinnati Bell Telephone Company LLC Guaranteed 6.30% Debentures due 2028 (Exhibit 4-A to Current Report on Form 8-K, filed November 30, 1998, File No. 1-8519)

4.6	First Supplemental Indenture dated as of December 31, 2004 to the Indenture dated as of November 30, 1998 among Cincinnati Bell Telephone Company LLC (as successor entity Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee (Exhibit 4(c)(iii)(2) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.7	Second Supplemental Indenture dated as of January 10, 2005 to the Indenture dated as of November 30, 1998 among Cincinnati Bell Telephone Company LLC (as successor entity Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee (Exhibit (4)(c)(iii)(3) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.8	Indenture dated as of July 11, 2003, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto, and The Bank of New York, as Trustee, relating to Cincinnati Bell Inc. 7 1/4% Senior Notes due 2013 (Exhibit (4)(c)(xi) on Form S-4 dated July 17, 2003, File No. 1-8519)

4.9	First Supplemental Indenture dated as of January 28, 2005 to the Indenture dated as of July 11, 2003, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto, and The Bank of New York, as Trustee (Exhibit 4.1 to Current Report on Form 8-K date of report February 2, 2005, File No. 1-8519)

4.10	Indenture dated as of November 19, 2003, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto, and The Bank of New York, as Trustee, relating to Cincinnati Bell Inc. 8 3/8% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibit (4)(c)(xiii) to Registration Statement No. 333-110940)

Exhibit No.	Description
4.11	Indenture dated as of February 16, 2005, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto, and The Bank of New York, as Trustee, relating to Cincinnati Bell Inc. 7% Senior Notes due 2015 (Exhibit 4.1 to Current Report on Form 8-K, filed on February 23, 2005, File No. 1-8519)

4.12	Form of Debt Security (included as Exhibit A to the Form of Indenture filed as Exhibit 4.13)

4.13	Form of Indenture

5.1	Opinion of Cravath, Swaine & Moore LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Cravath, Swaine & Moore LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on the signature pages of this registration statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by Cincinnati Bell Inc. in connection with a specific offering, and incorporated herein by reference.